EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name under the heading "Exploration and Production" of Item 1 in the Annual Report on Form 10-K (the Form 10-K) for the year ended December 31, 1996, of Seagull Energy Corporation and Subsidiaries and the incorporation by reference of the Form 10-K into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483,
33-50643, 33-50645, 33-64041 and 333-13393), Forms S-8 and S-3 (Nos. 2-93087 and
33-22475) and Form S-3 (Nos. 33-53729, 33-65118 and 33-64051).






                                       /s/ DeGOLYER AND MacNAUGHTON
                                           DeGOLYER AND MacNAUGHTON



Dallas, Texas
March 24, 1997